1

WSFS FINANCIAL CORPORATION LOGO    838 Market Street, Wilmington, Delaware 19801


                                                                   PRESS RELEASE



FOR IMMEDIATE RELEASE                                Contact:   Stephen A. Fowle

April 25, 2006                                                    (302) 571-6833



                       WSFS ANNOUNCES 1Q '06 EPS OF $1.06,
                            AN 18% INCREASE OVER 2005

     WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $7.3 million, or $1.06 per diluted share. This compares to net income of $6.8 million, or $0.90 per share for the first quarter of 2005. Net income per share for the first quarter of 2006 improved $0.16, or 18% over the same quarter last year.

     Highlights for the first quarter of 2006 include: (i) growth in net loans of $102.9 million, or 6%, over balances at December 31, 2005; (ii) an increase in total retail deposits of $49.8 million, or 4%, over balances at December 31, 2005; and (iii) continued strong asset quality with annualized net recoveries of 2 basis points, and the ratio of nonperforming assets (NPA) to total assets of 10 basis points at March 31, 2006.

     Marvin N. Schoenhals, Chairman and President of WSFS, said, "Our 17% loan growth and 12% core deposit growth since last year demonstrates the continued success of our focus on our core banking franchise. The success of our recently renovated Airport Plaza branch and early results from our newest West Dover branch are very encouraging. We look forward to opening our new Long Neck branch in Sussex County and completing the renovation of our Pike Creek branch office soon."

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
                                                                               2

WSFS FINANCIAL CORPORATION LOGO    838 Market Street, Wilmington, Delaware 19801


     The following is a brief discussion of the first quarter 2006 results.

NET INTEREST INCOME

     Net interest income for the first quarter of 2006 was $19.3 million. This compares to $18.1 million reported for the same quarter in 2005 and $18.5 million reported for the fourth quarter of 2005. During the fourth quarter of 2005 the Company recognized interest expense of $615,000 related to an interest rate cap associated with its trust preferred securities and a one-time $420,000 pre-tax charge related to a correction of interest rates on a certain class of savings accounts. Additionally, during the first quarter of 2006 WSFS recorded income on reverse mortgages of $158,000, which was $319,000 less than the amount recorded in the fourth quarter 2005. The net interest margin percentage of 3.04% for the first quarter of 2006 declined from 3.06% for the fourth quarter of 2005. Despite strong growth in retail deposits, the success in increasing the Company's loan portfolio in recent years has put pressure on funding costs, as higher-cost borrowings were required to fund incremental growth. Recognizing these pressures, the Company has continued to place greater emphasis and resources on deposit gathering including the opening of new branches, as mentioned earlier.

     Overall portfolio yields on loans have continued to trend upward due to higher prevailing rates combined with the Company's continued focus on growth of variable rate loans. Additionally, the gross yield on the Company's mortgage-backed securities (MBS) portfolio was 4.70% in the first quarter of 2006 versus 4.63% in the fourth quarter of 2005. The weighted average duration of the MBS portfolio was 3.2 years at March 31, 2006 compared to 3.1 years at December 31, 2005.

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
                                                                               3

WSFS FINANCIAL CORPORATION LOGO    838 Market Street, Wilmington, Delaware 19801


LOANS AND ASSET QUALITY

     Net loans grew $102.9 million, or 6%, during the first quarter of 2006 to $1.9 billion at March 31, 2006. Net loans grew $272.5 million, or 17%, compared to balances at March 31, 2005. The following table summarizes the current loan balances and composition as well as recent changes in balances and composition.


                                            At                        At                      At
       (Dollars in thousands)          Mar. 31, 2006            Dec. 31, 2005           Mar. 31, 2005
                                       -------------            -------------           -------------

                                          Amount       %           Amount      %         Amount       %
                                          ------      ---          ------     ---        ------      ---
Commercial and CRE                    $1,170,919      62%      $1,094,913     61%   $   980,437      61%
Residential                              476,791      25          459,680     26        433,220      27
Consumer                                 256,203      14          245,646     14        216,283      14
Allowance for loan losses                (26,143)     (1)         (25,381)    (1)       (24,647)     (2)
                                      ----------     ---       ----------    ---     ----------     ---
Net Loans                             $1,877,770     100%      $1,774,858    100%    $1,605,293     100%
                                      ==========     ===       ==========    ===     ==========     ===

     The Company recorded a provision for loan losses of $688,000 in the first quarter of 2006, compared to $579,000 in the same period last year. This provision is the result of more than $100 million in loan growth during the quarter, one of the strongest quarters of loan growth in the Company's history, despite continued positive trends in asset quality. The positive net interest income effect of this growth will not be fully realized until the second quarter of 2006. The ratio of allowance for loan losses to total loans is 1.37%, compared to 1.41% at December 31, 2005.

     Asset quality statistics continued to improve from historically strong levels. Nonperforming assets totaled $2.9 million as of March 31, 2006, down from $3.5 million as of December 31, 2005 and $6.7 million as of March 31, 2005. NPA as a percentage of assets improved to 0.10% as of March 31, 2006 versus 0.12% as of December 31, 2005 and 0.26% as of March 31, 2005. Annualized net recoveries in the first quarter of 2006 were 0.02% of average loans compared to annualized net charge-offs of 0.13% for the fourth quarter of 2005 and 0.04% for the first quarter of 2005.

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
                                                                               4

WSFS FINANCIAL CORPORATION LOGO    838 Market Street, Wilmington, Delaware 19801


DEPOSITS

     Total retail deposits (core deposits and retail time deposits) increased $49.8 million, or 4%, during the first quarter to $1.2 billion at March 31, 2006 and increased $161.4 million, or 15% over March 31, 2005. Core deposit relationships (demand deposits, money market and savings accounts) increased $18.1 million, or 2% during the quarter and increased $96.6 million, or 12% over the same period last year. The following table summarizes the current retail deposit balances and composition as well as recent changes in balances and composition.


                                          At                       At                    At
      (Dollars in thousands)         Mar. 31, 2006             Dec. 31, 2005         Mar. 31, 2005
                                     -------------             -------------         -------------

                                       Amount      %              Amount    %           Amount   %
                                       ------     ---             ------   ---          ------  ---
Non-interest demand                $  274,983      22%        $  279,415    23%     $  256,926   24%
Interest bearing demand               141,972      11            141,378    12         106,834   10
Savings                               245,011      20            251,675    21         286,229   26
Money market                          238,003      19            209,398    18         153,347   14
                                   ----------     ---         ----------   ---      ----------  ---
  Total core deposits                 899,969      72            881,866    74         803,336   74
Retail time                           343,762      28            312,065    26         278,986   26
                                   ----------     ---         ----------   ---      ----------  ---
  Total retail deposits            $1,243,731     100%        $1,193,931   100%     $1,082,322  100%
                                   ==========     ===         ==========   ===      ==========  ===


NONINTEREST INCOME

     During the first quarter of 2006, the Company recorded noninterest income of $9.0 million, which was $1.2 million, or 15% greater than the first quarter of 2005. Noninterest income declined by $461,000, or 5% when compared to the fourth quarter of 2005. The increase over the first quarter 2005 was mainly attributable to increases of $957,000 in card and ATM income during the quarter, mostly the result of underlying growth in volumes and $399,000 in increased deposit service charges. The decrease compared to the fourth quarter of 2005 was primarily due to a seasonal decrease of $173,000 in deposit service charges and a decrease of $114,000 in card and ATM income primarily at the CashConnect (ATM) business.

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
                                                                               5

NONINTEREST EXPENSES

         Noninterest expenses for the first quarter of 2006 totaled $16.2 million, which was $1.3 million, or 8% more than the same quarter last year. Noninterest expense for the first quarter of 2006 was $88,000 greater than the fourth quarter of 2005. The increase over both the prior quarter and the first quarter of 2005 was primarily due to increases in salaries, benefits and other compensation and other operating expenses, mainly the result of the Company's continued growth efforts. The increase in salaries, benefits and other compensation also includes $333,000 (pre-tax), or $0.04 (after-tax) per share, of expenses related to stock options due to the implementation of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS
123R), during this quarter. The Company adopted FAS 123R using the Modified Prospective Application Method which recognizes expenses related to stock options as compensation costs and does not require the restatement of prior periods. These increases were offset by a $322,000 reduction of a reserve related to reverse mortgages. This reserve is analyzed quarterly and is adjusted in accordance with a formulaic calculation.

CAPITAL MANAGEMENT

         During the first quarter of 2006, the Company repurchased 12,500 of its shares of common stock at an average price of $61.22 per share. At March 31, 2006, the Company had 637,500 shares remaining under its current share repurchase authorization, or approximately 10% of its 6.6 million outstanding shares.

         The ratio of tangible equity to assets was 6.17% at March 31, 2006. The Tier 1 capital ratio was 12.18%, which is more than double the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $27.56 at March 31, 2006.

         WSFS Financial Corporation is a $3.0 billion financial services company. At March 31, 2006, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 25 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other continuing operating subsidiaries include: WSFS Investment Group, Inc.,

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
                                                                               6

Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                   ----------------

                                      * * *

         Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

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
                                                                               7

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                                        Three months ended
                                                                     -----------------------------------------------------
                                                                          Mar 31,            Dec 31,          Mar 31,
                                                                           2006               2005              2005
                                                                     ------------------   --------------   ---------------
Interest income:
Interest and fees on loans                                           $          32,096     $     29,616    $       23,157
Interest on mortgage-backed securities                                           7,332            6,924             5,874
Interest and dividends on investment securities                                    635              943               755
Other interest income                                                              414              352               379
                                                                     ------------------   --------------   ---------------
                                                                                40,477           37,835            30,165
                                                                     ------------------   --------------   ---------------
Interest expense:
Interest on deposits                                                             8,177            7,267             4,087
Interest on Federal Home Loan Bank advances                                     10,743            9,254             6,187
Interest on trust preferred borrowings                                           1,017            1,659               712
Interest on other borrowings                                                     1,237            1,119             1,066
                                                                     ------------------   --------------   ---------------
                                                                                21,174           19,299            12,052
                                                                     ------------------   --------------   ---------------

Net interest income                                                             19,303           18,536            18,113
Provision for loan losses                                                          688            1,006               579
                                                                     ------------------   --------------   ---------------

Net interest income after provision for loan losses                             18,615           17,530            17,534
                                                                     ------------------   --------------   ---------------

Noninterest income:
Credit/debit card and ATM income                                                 4,160            4,274             3,203
Deposit service charges                                                          2,577            2,750             2,178
Investment advisory income                                                         630              641               608
Bank owned life insurance income                                                   488              481               496
Loan fee income                                                                    421              488               426
Mortgage banking activities, net                                                    22              104               144
Securities gains                                                                     -                4                 -
Other income                                                                       740              757               801
                                                                     ------------------   --------------   ---------------
                                                                                 9,038            9,499             7,856
                                                                     ------------------   --------------   ---------------
Noninterest expenses:
Salaries, benefits and other compensation                                        9,192            8,795             8,822
Occupancy expense                                                                1,300            1,339             1,276
Equipment expense                                                                  982              992               983
Data processing and operations expense                                             857              795               911
Marketing expense                                                                  613              703               525
Professional fees                                                                  257              755               553
Other operating expenses                                                         3,041            2,775             1,900
                                                                     ------------------   --------------   ---------------
                                                                                16,242           16,154            14,970
                                                                     ------------------   --------------   ---------------

Income before minority interest and taxes                                       11,411           10,875            10,420
Less minority interest                                                              16               11                37
                                                                     ------------------   --------------   ---------------
Income before taxes                                                             11,395           10,864            10,383
Income tax provision                                                             4,054            3,771             3,593
                                                                     ------------------   --------------   ---------------
Net income                                                           $           7,341    $       7,093    $        6,790
                                                                     ==================   ==============   ===============

Diluted earnings per share:
Net income                                                           $            1.06    $        1.03    $         0.90
                                                                     ==================   ==============   ===============

Weighted average shares outstanding for diluted EPS                          6,904,774        6,870,836         7,508,827
--------------------------------------------------------------------------------------------------------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                                      1.03 %           1.03 %            1.07 %
Return on average equity (a)                                                     15.75            15.97             13.66
Net interest margin (a)(b)                                                        3.04             3.06              3.23
Efficiency ratio (c)                                                             56.75            57.04             57.04
--------------------------------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                                       Mar 31,           Dec 31,         Mar 31,
                                                                        2006              2005            2005
                                                                 ---------------   --------------   -------------
Summary Statement of Condition:

Assets:
-------
Cash and due from banks                                           $      58,589     $     59,251     $    52,733
Cash in non-owned ATMs                                                  159,042          174,527         129,688
Investment securities (d)(e)                                             58,694           57,489          96,706
Other investments                                                        46,693           46,466          44,004
Mortgage-backed securities (d)                                          630,187          620,323         577,670
Net loans (f)(g)                                                      1,877,770        1,774,858       1,605,293
Loans held for sale (f)                                                   1,503              436           2,387
Bank owned life insurance                                                54,681           54,193          52,686
Other assets                                                             65,702           59,209          60,910
                                                                 ---------------   --------------   -------------
    Total assets                                                  $   2,952,861     $  2,846,752     $ 2,622,077
                                                                 ===============   ==============   =============

Liabilities and Stockholders' Equity:
-------------------------------------
Noninterest-bearing deposits                                      $     274,983     $    279,415     $   256,926
Interest-bearing deposits                                               968,748          914,516         825,396
                                                                 ---------------   --------------   -------------
    Total retail deposits                                             1,243,731        1,193,931       1,082,322
Jumbo CD's - non retail                                                  79,122           40,567          45,511
Brokered CD's                                                           244,301          211,738         170,921
                                                                 ---------------   --------------   -------------
    Total deposits                                                    1,567,154        1,446,236       1,298,754


Federal Home Loan Bank advances                                         998,533        1,008,721         868,004
Other borrowings                                                        176,379          186,287         244,881
Other liabilities                                                        26,374           23,327          19,208
                                                                 ---------------   --------------   -------------

    Total liabilities                                                 2,768,440        2,664,571       2,430,847
                                                                 ---------------   --------------   -------------

Minority interest                                                            72              206             213

Stockholders' equity                                                    184,349          181,975         191,017
                                                                 ---------------   --------------   -------------

                                                                 ---------------   --------------   -------------
Total liabilities, minority interest and stockholders' equity     $   2,952,861     $  2,846,752     $ 2,622,077
                                                                 ===============   ==============   =============

-----------------------------------------------------------------------------------------------------------------

Capital Ratios:

Equity to asset ratio                                                      6.24 %           6.39 %          7.28 %
Tangible equity to asset ratio                                             6.17             6.33            7.23
Core capital (h) (required: 4.00%; well-capitalized: 5.00%)                8.51             8.56            9.12
Tier 1 Capital (h) (required: 4.00%; well-capitalized: 6.00%)             12.18            12.31           13.51
Risk-based capital (h) (required: 8.00%; well-capitalized: 10.00%)        13.18            13.38           14.36

-----------------------------------------------------------------------------------------------------------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                                                 $       2,891     $      3,410     $     6,294
Assets acquired through foreclosure                                          44               59             425
                                                                 ---------------   --------------   -------------
     Total nonperforming assets                                   $       2,935     $      3,469     $     6,719
                                                                 ===============   ==============   =============

Past due loans (i)                                                $         277     $        386     $       349

Allowance for loan losses                                         $      26,143     $     25,381     $    24,647

Ratio of nonperforming assets to total assets                              0.10 %           0.12 %          0.26 %
Ratio of allowance for loan losses to total gross
     loans (j)                                                             1.37             1.41            1.51
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                                              863              709             373
Ratio of quarterly net (recoveries) charge-offs
     to average gross loans (a)(f)                                        (0.02)            0.13            0.04

------------------------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                      Three months ended
                         ----------------------------------------------------------------------------------------------------------
                                    Mar 31, 2006                        Dec 31, 2005                        Mar 31, 2005
                         ------------------------------      -------------------------------      -------------------------------
                          Average               Yield/        Average               Yield/         Average               Yield/
                          Balance     Interest  Rate (a)(b)   Balance     Interest Rate (a)(b)     Balance    Interest  Rate (a)(b)
                         -----------  --------- ---------    -----------  -------- -----------    ----------  --------  -----------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real
     estate loans        $  605,189   $ 11,760    7.77 %     $  580,554   $10,951      7.55 %    $  550,790   $ 8,584       6.23 %
  Residential real
     estate loans           466,329      6,279    5.39          447,670     5,854      5.23         437,109     5,580       5.11
  Commercial loans          525,339      9,645    7.55          485,242     8,632      7.19         385,439     5,489       5.98
  Consumer loans            250,856      4,406    7.12          237,657     4,162      6.95         212,762     3,469       6.61
                         -----------  ---------              -----------  --------                ----------  --------
     Total loans          1,847,713     32,090    7.01        1,751,123    29,599      6.83       1,586,100    23,122       5.90
Mortgage-backed
  securities (d)            623,551      7,332    4.70          598,171     6,924      4.63         542,965     5,874       4.33
Loans held-
  for-sale (f)                  594          6    4.04            1,061        17      6.41           2,510        35       5.58
Investment
  securities (d)(e)          58,060        635    4.37           57,499       943      6.56          97,194       755       3.11
Other interest-
  earning assets             48,690        414    3.45           48,736       352      2.87          45,950       379       3.30
                         -----------  ---------              -----------  --------                ----------  --------
     Total interest-
       earning assets     2,578,608     40,477    6.32        2,456,590    37,835      6.21       2,274,719    30,165       5.35
                                      ---------                           --------                            --------

Allowance for
  loan losses               (25,515)                            (25,190)                            (24,377)
Cash and due from banks      51,364                              54,486                              54,011
Cash in non-owned ATMs      144,436                             143,226                             123,306
Bank owned life
  insurance                  54,365                              53,894                              52,367
Other noninterest-
  earning assets             59,986                              59,249                              54,310
                        -----------                         -----------                          ----------
     Total assets       $ 2,863,244                         $ 2,742,255                          $2,534,336
                        ===========                         ===========                          ==========

Liabilities and
  Stockholders' Equity:
Interest-bearing
  liabilities:
Interest bearing
  deposits:
   Interest-bearing
     demand             $  123,805    $   140    0.46       $  119,390    $  101      0.34       $  99,596   $    59       0.24
   Money market            226,229      1,714    3.07          223,358     1,475      2.62         141,107       590       1.70
   Savings                 247,152        511    0.84          256,047       922      1.43         285,462       271       0.39
   Retail time deposits    322,184      2,688    3.38          292,503     2,281      3.09         286,722     1,851       2.62
                        -----------  ---------              -----------  --------                ----------  --------
     Total interest-
       bearing retail
       deposits            919,370      5,053    2.23          891,298     4,779      2.13         812,887     2,771       1.38
   Jumbo certificates of
     deposit-nonretail      60,081        663    4.48           43,444       417      3.81          45,250       294       2.63
   Brokered certificates
     of deposit            226,022      2,461    4.42          212,550     2,071      3.87         156,471     1,022       2.65
                        -----------  ---------              -----------  --------                ----------  --------
     Total interest-
       bearing
       deposits          1,205,473      8,177    2.75        1,147,292     7,267      2.51       1,014,608     4,087       1.63

FHLB of Pittsburgh
  advances               1,003,350     10,743    4.28          946,375     9,254      3.83         819,476     6,187       3.02
Trust preferred
  borrowings                67,011      1,017    6.07           67,011     1,659      9.69          51,547       712       5.53
Other borrowed funds       121,822      1,237    4.06          124,810     1,119      3.59         194,210     1,066       2.20
                        -----------  ---------              -----------  --------                ----------  --------
     Total interest-
       bearing
       liabilities       2,397,656     21,174    3.53        2,285,488    19,299      3.38       2,079,841    12,052       2.32
                                     ---------                           --------                            --------

Noninterest-bearing
  demand deposits          257,963                             254,542                             239,590
Other noninterest-
  bearing liabilities       21,022                              24,372                              15,861
Minority interest              154                                 216                                 224
Stockholders' equity       186,449                             177,637                             198,820
                        -----------                         -----------                          ----------
Total liabilities and
  stockholder$' equity   2,863,244                         $ 2,742,255                          $2,534,336
                        ===========                         ===========                          ==========

Excess of interest-
  earning assets
  over interest-
  bearing liabilities   $  180,952                         $   171,102                          $  194,878
                        ===========                         ===========                         ==========

Net interest and
  dividend income                    $ 19,303                            $18,536                             $18,113
                                     =========                           ========                            ========

Interest rate spread                            2.79%                                2.83%                                3.03%
                                               =======                            =========                            =========

Net interest margin                             3.04%                                3.06%                                3.23%
                                               =======                            =========                            =========

See "Notes"

      WSFS FINANCIAL CORPORATION
      FINANCIAL HIGHLIGHTS (Continued)
      (Dollars in thousands, except per share data)
      (Unaudited)

                                                                                     Three months ended
                                                                  --------------------------------------------------
                                                                          Mar 31,           Dec 31,          Mar 31,
                                                                           2006               2005            2005
                                                                  --------------------------------------------------
    Stock Information:

    Market price of common stock:
        High                                                              $ 64.50          $ 64.65          $ 59.91
        Low                                                                 60.00            57.55            52.20
        Close                                                               62.83            61.25            52.56
    Book value per share                                                    27.91            27.59            27.29
    Tangible book value per share                                           27.56            27.32            27.06
    Number of shares outstanding (000s)                                     6,606            6,596            6,998
    -------------------------------------------------------------------------------------------------------------------

    Other Financial Data:

    One-year repricing gap to total assets (m)                               0.04 %          (0.57)%          (1.22)%
    Number of associates (FTEs) (n)                                           529              515              487
    Number of branch offices                                                   25               24               24

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    Notes:

(a) Annualized.
(b) Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.
(d) Includes securities available-for-sale.
(e) Includes reverse mortgages.
(f) Net of unearned income.
(g) Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j) Excludes loans held-for-sale.
(k) Includes general reserves only.
(l) Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).

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